Exhibit 5

March 28, 2006

Corus Bankshares, Inc.
3959 N. Lincoln Avenue
Chicago, Illinois  60613

Re:          Opinion of Counsel as to Legality of 55,500 shares of Common Stock to be
Registered under the Securities Act of 1933

Ladies and Gentlemen:

This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 55,500 shares of Common Stock, $0.05 par value per share, of Corus Bankshares, Inc., (the “Company”) offered to executives and other key employees of the Company or its subsidiaries pursuant to the Corus Bankshares, Inc. (f/k/a River Forest Bancorp, Inc.) 1990 Stock Plan (the “Plan”).

As special counsel to the Company, we have examined originals or copies of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, resolutions of the Board of Directors and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company.  In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of copies.

Based upon the foregoing, as special counsel for the Company, we advise you that it is our opinion that the 55,500 shares of Common Stock to be offered to executives and key employees under the Plan will, when paid for and issued in accordance with the terms of the Plan, be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-8 with respect to said shares of Common Stock under the Securities Act of 1933.

Very truly yours,

LINDQUIST & VENNUM P.L.L.P.

/s/ Lindquist & Vennum P.L.L.P.